United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2023, Clarus Corporation (the “Company”) and Everest/Sapphire Acquisition, LLC (the “Seller”), a wholly owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Bullseye Acquisitions, LLC (the “Buyer”), an affiliate of JDH Capital Company, pursuant to which the Company and Seller agreed to sell all of the equity associated with the Company’s Precision Sport segment, which is comprised of the Company’s subsidiaries Sierra Bullets, L.L.C. (“Sierra”) and Barnes Bullets – Mona, LLC (“Barnes”) to the Buyer. The Company, the Seller, Sierra and Barnes are collectively referred to herein as the “Seller Parties”. The Precision Sport segment is engaged in the business of designing, developing, manufacturing, and marketing bullets and ammunition to the military, law enforcement, and commercial/consumer markets (the “Business”). Under the terms of the Purchase Agreement, the Buyer has agreed to pay $175 million in cash at closing for Sierra and Barnes (the “Purchase Price”), which is subject to a customary working capital adjustment. Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement. JDH Capital Company and the Buyer are not affiliated with any of the Seller Parties or their respective officers or directors and/or managers.

The Purchase Agreement includes customary (a) representations and warranties of the parties, (b) covenants, including covenants with respect to actions to be taken prior to the closing, including, among others, that the Seller Parties conduct and operate the Business in the ordinary course consistent with past practice until the closing of the transaction and not engage in certain kinds of activities or transactions during such period, as well as provisions regarding confidentiality, non-competition and non-solicitation and (c) indemnities. The Buyer has obtained a conditionally bound representation and warranty insurance policy that will provide coverage for certain losses incurred as a result of breaches of certain specified representations and warranties of the Seller Parties contained in the Purchase Agreement, provided that the recovery under such policy is subject to certain exclusions, policy limits and certain other terms and conditions, all as more fully described in the Purchase Agreement. The Seller Parties will not be responsible for any breaches of the representations or warranties other than for breaches of Fundamental Representations or Actual Fraud.

The obligations of the parties to consummate the transaction are subject to the satisfaction or waiver of customary closing conditions, including (a) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (b) the absence of any Law enacted, enforced or promulgated, or any other action taken by any Governmental Authority, if either of which would prohibit the consummation of the Transaction or which otherwise restrains or prohibits the Purchase Agreement or the consummation of the underlying transactions, (c) the accuracy of the representations and warranties of the parties to the Purchase Agreement (subject to customary materiality qualifications), (d) the absence of any Material Adverse Effect with respect to the Business, and (e) other customary closing conditions.

Until the closing of the transactions contemplated by the Purchase Agreement or its earlier termination, the Seller Parties agreed not to, directly or indirectly, encourage, facilitate, solicit or initiate or continue any discussions or negotiations with, or provide any information or documentation to, any Person (other than the Buyer and its Affiliates and Representatives) concerning Sierra, Barnes, or the Business in furtherance of, or that would reasonably be expected to lead to, another Acquisition Proposal. The Purchase Agreement also contains covenants relating to taxes, employee matters and other customary covenants.

The Purchase Agreement also includes customary termination provisions including that, subject to the terms of the Purchase Agreement, either party may terminate the Purchase Agreement if the transaction has not been consummated by March 31, 2024 (the “Closing Deadline”), subject to certain extensions of the Closing Deadline related to obtaining HSR Act clearance, or if any Governmental Authority issues any final and nonappealable order prohibiting or enjoining the Transaction. Furthermore, if the Purchase Agreement is terminated by any party for failure to obtain clearance under the HSR Act by the Closing Deadline, as it may have been extended, the Buyer will pay a termination fee to Seller equal to the Parent Expenses.

Additionally, the parties may terminate the Purchase Agreement if the other party has violated or breached any representation, warranty, covenant, obligation or agreement which causes any of the conditions to closing to not be satisfied prior to the Closing Deadline, subject, in some cases, to the opportunity of the breaching party to cure such breach or violation. If the Purchase Agreement is terminated on such grounds, any indemnifiable losses arising from claims for breaches of representations and warranties (except in the case of Actual Fraud) are limited to actual Damages.

No assurances can be given that the transactions contemplated by the Purchase Agreement will be consummated. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

The Purchase Agreement included as an exhibit to this Report is intended to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Seller Parties, the Buyer or any of their respective subsidiaries or affiliates and/or the Business. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to that agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Seller Parties, the Buyer or any of their respective subsidiaries or affiliates and/or the Business. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01 Other Events

On December 29, 2023, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is included as Exhibit 99.1 to this Report.

The information in Item 8.01 of this Report and the press release included as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are hereby filed as part of this Report.

Exhibit	Description

2.1	Purchase and Sale Agreement, by and among Bullseye Acquisitions, LLC, Everest/Sapphire Acquisition, LLC, and Clarus Corporation, dated as of December 29, 2023.
99.1	Press Release dated December 29, 2023 (furnished only).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2024

CLARUS CORPORATION

By:	/s/ Michael J. Yates
Name:	Michael J. Yates
Title:	Chief Financial Officer